                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)                  March 18, 2002



                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)





         DELAWARE                       1-11900                   75-2422983
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)




8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX                       75063
  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code               (972) 444-8280



         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 18, 2002, B&B Electromatic, Inc. ("B&B"), a wholly owned subsidiary of Integrated Security Systems, Inc. ("ISSI"), entered into a Patent Assignment and Technology Transfer Agreement (the "Agreement") with Quixote Corporation ("Quixote"). The Agreement transfers two patents and certain technology related to B&B's VT 6802 railroad barrier to Quixote for $350,000 in cash. Sales of this product since its inception have been insignificant to B&B. B&B anticipates a gain on the sale of the patents and technology of approximately $200,000, after fees and expenses related to the transaction, as well as future obligations under the Agreement.

B&B also entered into a Non-Exclusive Patent License Agreement ("License Agreement") with Quixote on March 18, 2002, whereby B&B may utilize this technology for certain roadway and bridge applications.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of business acquired.

                  Not applicable

(b)      Pro forma financial information.

                  Not required to be disclosed.

(c)      Exhibits.

                  10.1 Patent Assignment and Technology Transfer Agreement, dated March 18, 2002

                  10.2 Non-Exclusive Patent License Agreement, dated March 18, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Integrated Security Systems, Inc.
                                  -----------------------------------------
                                  (Registrant)



March 29, 2002                    /s/ C. A. RUNDELL, JR..
-------------------               ------------------------------------------
(Date)                            C. A. Rundell, Jr.
                                  Director, Chairman of the Board and Chief
                                  Executive Officer (Principal Executive and
                                  Financial Officer)

                                  Exhibit Index

Exhibit
Number           Description
-------          -----------

10.1             Patent Assignment and Technology Transfer Agreement, dated March 18, 2002

10.2             Non-Exclusive Patent License Agreement, dated March 18, 2002